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                                                                   Exhibit 10.10

                                   [DIGIPASS]
                                LEASE AGREEMENT


BETWEEN:

TOPS sa, rue Gillemont 1 B- 6120 Ham-Sur-Heure, represented by Mr Dominique COLARD, Managing Director.

Hereafter referred to as (( the lessor )).

AND:

DIGIPASS sa, Chaussee de Courcelles, 113 B- 6041 Gosselies, represented by Mr Mario HOUTHOOFT, Managing Director.

Hereafter referred to as (( the lessee )).



ARTICLE 1 - SUBJECT


The lessor let to the lessee a site for commercial use located in 6041 Gosselies, chaussee de Courcelles 113.

The premises include offices and caretaker accommodation with an approximate total surface of 900m2, as well as adjacent parking space. This surface is only given for information, whereas the lessee waives and claim as to the real surface of the building.
The site has a surface of 54A.

Please note that the access way from Chaussee de Courcelles is a public way.



ARTICLE 2 - TERM AND TERMINATION


This agreement will be in force for a period of 5 (five) years as from the date of taking the offices into use by the lessee. This one will have the opportunity to cancel this agreement at the expiry of the two first years by means of a 6 months prior written notice.

The date of taking the offices into use fixed by both parties is July 1st, 1996.
The first payment will take place at the day of signature of this agreement and the amount to be paid will be 300.000 Belgian Francs (rent for 1 month).






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ARTICLE 3 - PURPOSE


The building is exclusively leased for commercial use.

Except for the caretaker accommodation, the offices will not be used for any personal accommodation or other purpose than the above mentioned. The lessee won't have the opportunity to change the purpose of the lease above mentioned without the prior written agreement of the lessor.

Both parties agree that each lessee's activity expansion beyond to the purpose above mentioned will be considered as a major negligence and will result in the immediate termination of the agreement, without damage for the different parties in the cessation.



ARTICLE 4 - RENT


The rent is fixed at the monthly amount of 300.000 BF VAT excluded (three hundred thousand) and is to be paid in advance, by transfer to the account nr 260-0616855-04 from TOPS sa.

This rent has been determined in accordance with the consumer price index of the month before the signature of this agreement.

It is said that every change in this index will generate a modification of the rent according to the following formula :

                         BASIC RENT     X       NEW INDEX
                         --------------------------------
                                  BASIC INDEX

If the increase is limited by the Belgian law, the maximum increase will be implemented and later on, the lessor will have the opportunity to recover the difference.

All taxes and expenses are due by the lessee, including the tax on income from real estate.

In the event that this arrangement would not be applicable, because of a change in the law or tax regulations, the lessee would have to pay in compensation to the lessor the same amount as the one generated by this arrangement.

The amounts due by the lessee are subject to an annual interest rate of 12%.




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The parties agree that in case of non-payment within 10 days and after a written reminder by post resulting in non-payment, the agreement will be cancelled at the discredit of the lessee.


ARTICLE 5 - REPAIRS AND MAINTENANCE


The normal repair and maintenance costs are due by the lessee.

The more substantive repairs remain at the expense of the lessor, except for those caused by the lessee.

Concerning the heating systems, the lessee will have the exclusive responsibility for any repairs and maintenance costs.

At the termination of the agreement, the lessee will have to leave the site in good order of maintenance, but he will not have to restore the deterioration caused by the use or the time.

The lessee commits himself to take care of the site during the whole term of the agreement.



ARTICLE 6  - ELECTRICITY - WATER - GAS


The special attention of the lessee is requested according to the maintenance of the electric heating systems, water conveyance, gas installations, etc....
individually put at his disposal.

He will have to take care of the maintenance of the different mesurement, control and capacity devices under his responsibility.

In case of   damages  to the building or to its installations, the lessee will have to inform the lessor or his representative as soon as possible.

The lessee will have to pay and support, from the date of taking the site into use and during the period of this agreement, electricity, gas, water, calorific costs ...resulting from the use, as well as the rent of the meters put at his disposal or placed in the rented building.

The lessee will have to fill out counter statements at arrival and at departure, otherwise, he will be indebted of the amounts due from the previous statements.

In case the lessee doesn't execute the works mentioned in article 6 and 7, the lessor will have the right to let them execute at the expense of the lessee.



ARTICLE 7 - RESTRICTIONS OF THE LESSOR'S RESPONSIBILITIES




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No appeal against the owner of the building can take place in case of non-distribution of water, electricity or gas, nor at the failure of public services.




ARTICLE 8 - ACCESS / WORKS / CHANGES


The access to the rented building is authorized to the owner or his representative, as well as to workers and contractors necessary for maintenance, by means of a prior 24 hours notice.

The lessee is not allowed to make any change to the installations in the rented building without prior written consent from the lessor.

At the termination of the agreement, the changes made by the lessee remain in possession of the lessor, without compensation. However, the lessor can require from the lessee to return the site in its initial condition.



ARTICLE 9 - INSURANCES


The lessee will have to subscribe to a sufficient fire and theft insurance.

The lessee himself and his claimants renounce to any appeal against persons or societies engaged by the lessor concerning works, assets or installations in the building.

The lessee will comply with measures of precaution requested by his insurance company or the lessor's one.



ARTICLE 10 - DEFAULTING TERMINATION OF THE AGREEMENT


In case the agreement would be terminated at the discredit of the lessee, this would owe an amount equal to the quarter's rent during which the termination was declared as well as a compensation equal to 6 month rent and expenses, without predjudice for the repair or maintenance costs.



ARTICLE 11 - NON DIVISION OF THE DUTIES





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The responsibilities resulting from this agreement  will have to be executed jointly by the lessee and his claimants.



ARTICLE 12 - REGISTRATION


The registration, announcement and stamp costs and possible penalties are at the exclusive expense of the lessee.

ARTICLE 13 - RENTAL GUARANTEE


The lessee, as a guarantee of his engagements has to pay to the lessor prior to the date of taking into use a rental deposit of 900.000 BF(nine hundred thousand) equal to a quarter's rent. This deposit will be restituted at the termination of the agreement, and after the lessor has checked the execution of the lessee's obligations.

This deposit can be used to pay repair costs at the expense of the lessee at the termination of the agreement.



ARTICLE 14 - INVENTORY OF THE PREMISES


An inventory of the premises will be made prior to the date of taking into use by the lessee.
The expenses they generate are assigned as follows : 1/2 at the expense of the lessee, 1/2 at the expense of the lessor. A second inventory of the premises will be made the last day of the agreement, at the expense of the lessee.



ARTICLE 15 - SUBLETTING / TERMINATION OF LEASE


The lessee is not allowed to sublet or terminate his agreement without prior written notice by the lessor.



ARTICLE 16 - JURISDICTION


In case of contention, the Court of Charleroi will have exclusive jurisdiction.

        TOPS SA                                 DIGIPASS SA

By: /s/ Mario Colard                    By: /s/ Mario Houthooft